EMPLOYMENT AGREEMENT, as of January 1, 2013, by and between ECR PHARMACEUTICALS CO., INC., a Delaware corporation with offices at 369 Bayview Avenue, Amityville, New York 11701 (the “Corporation”), and CAMERON DURRANT, an individual residing at 90 Fairmount Road West, Califon, New Jersey 07830 (“Executive”).

WITNESSETH

WHEREAS, the Corporation desires to secure the services of Executive upon the terms and conditions hereinafter set forth; and

WHEREAS, Executive desires to render services to the Corporation upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties mutually agree as follows:

Section 1.                Employment. Commencing on January 1, 2013 (hereinafter referred to as the “Effective Date”), the Corporation shall employ Executive and Executive shall commence such employment, as an executive of the Corporation, subject to the terms and conditions set forth in this Agreement. This Agreement shall be of no force and effect until the Effective Date.

Section 2.                Duties. As of the Effective Date, Executive shall serve as President and Chief Executive Officer of the Corporation and shall, among other things, be responsible for all aspects of managing the Corporation including its employees sales force and current product portfolio and shall properly perform such duties as may be assigned to him from time to time by the Corporation’s Executive Chairman and/or the Chairman and Chief Executive Officer of Hi-Tech Pharmacal Co., Inc. (“Hi-Tech”). In addition, Executive shall be required to periodically prepare, for Hi-Tech’s review and approval, annual budgets projecting sales, sales expenses and other expenses. Any material deviation from the proposed expenses included in the approved budget shall require the prior approval of the Corporation’s Executive Chairman. From and after the Effective Date and during the term of this Agreement, Executive shall devote all of his available business time to the performance of his duties hereunder unless otherwise authorized by Hi-Tech’s Board of Directors.

Section 3.               Term of Employment. Unless earlier terminated pursuant to the provisions of Section 5 hereof, the term of Executive’s employment shall commence as of the Effective Date and shall continue until April 30, 2014, and shall automatically renew for successive one (1) year terms unless non-renewed by the Corporation upon no less than six (6) months; advance written notice to the Executive, or non-renewed by the Executive upon no less than two (2) months’ advance written notice to the Corporation (the term of Employment hereinafter referred to as the “Term”).

Section 4.                Compensation of Executive.

4.1.           Compensation. As compensation for his services hereunder the Corporation shall pay Executive an annual salary (“Salary”) equal to Three Hundred Eighty-Five Thousand ($385,000) Dollars. The Salary shall be payable weekly less such deductions as shall be required to be withheld by applicable law and regulations. Upon each anniversary of the Effective Date during the term of this Agreement, Executive’s Salary shall be increased to 105% of the Salary as in effect immediately prior to the increase.

4.2.           Bonus; Stock Options.

(a)                In addition to his annual Base Salary, the Executive may receive a bonus (“Bonus”) during each year of employment during the term of this Agreement.  The Bonus for each year shall be determined by the Compensation Committee of Hi-Tech and the Executive Chairman of the Corporation in their sole discretion.  The Bonus may be based on, among other things, the Corporation’s financial performance (including without limitation, earnings, sales revenues, net profits and expenses), the Corporation’s internal alignment with Hi-Tech’s strategic plan direction, and development of the Corporation’s culture and operating principles.

(b)               Subject to Hi-Tech’s Compensation Committee approval, the Executive shall be eligible to receive, on the Effective Date, an option to purchase fifty thousand (50,000) shares of Hi-Tech’s Common Stock (the “Stock Option”), subject to and in accordance with the terms and provisions of Hi-Tech’s 2012 Incentive Compensation Plan (the “Plan”).

(c)                Subject to Hi-Tech’s Compensation Committee approval, for each fiscal year during the term of his employment following the first fiscal year, the Executive shall be eligible to receive, at such time as the Corporation’s other employees receive, options to purchase a minimum amount of thirty thousand (30,000) shares of Hi-Tech’s Common Stock in accordance with the terms and provisions of the Plan.

(d)               Any options granted to Executive hereunder shall be governed by, and shall vest in accordance with, the terms of the Plan, a copy of which has been provided to the Executive.

4.3.            Expenses. The Corporation shall pay or reimburse Executive for all pre-approved reasonable and necessary business, travel or other expenses incurred by him, upon proper documentation thereof, which may be incurred by him in connection with the rendition of the services contemplated hereunder.

4.4.            Benefits. From and after the Effective Date and during the term of this Agreement and all extensions thereof, Executive shall be entitled to participate in such pension, profit sharing, group insurance, term life, option plans, hospitalization, and group health benefit plans and all other benefits and plans as the Corporation or Hi-Tech provides to its senior executives, consistent with the terms of such plans.

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4.5.            Vacations. Executive shall be entitled to a vacation of four (4) weeks during each calendar year of this Agreement and all extensions thereof, during which period his Salary shall be paid in full. Executive shall take his vacation at such time or times as Executive and the Corporation shall determine is mutually convenient.

4.6.            Discretionary Payments. Nothing herein shall preclude the Corporation from paying Executive such bonus or bonuses or other compensation, as the Board of Directors, in its discretion, may authorize from time to time.

Section 5.                 Termination.

5.1.            Termination. This Agreement and Executive’s employment hereunder shall terminate immediately upon: (i) Executive’s death or Total Disability; or (ii) termination of employment of Executive For Cause; or (iii) a Discretionary Termination; or (iv) a Change in Control Termination; or (v) termination of Executive’s employment by Executive for Good Reason, all as hereinafter defined.

5.2.            Disability. From and after the Effective Date, in the event Executive is unable to perform his duties hereunder by reason of a disability, which disability does not constitute a Total Disability, the Corporation shall continue to pay Executive his Salary during the continuance of such disability. To the extent any proceeds from a disability insurance policy owned by the Corporation are paid to Executive or his designee, the Corporation shall receive a credit against its obligations under this Section in an amount equal to the proceeds received by Executive or his designee. Executive shall be deemed to be suffering from a “Total Disability” if Executive is mentally or physically incapable or unable to perform his regular and customary duties of employment with the Corporation for a period of ninety (90) days in any one hundred twenty (120) day period. In the event Executive shall be deemed to be suffering from a Total Disability, the Corporation shall be entitled to terminate this Agreement.

5.3.            Termination Upon Death or Total Disability. In the event of a termination upon the death or Total Disability of Executive, the Corporation shall pay to Executive, or any person designated by Executive in writing or, if no such person is designated, to his estate, the Salary which would otherwise have been payable to Executive for the balance of the month in which Executive’s death or Total Disability occurs.

5.4.            Termination For Cause. In the event Executive’s employment is terminated For Cause, Executive shall be paid his Salary through the date of termination. As used herein, the term “For Cause” shall mean (i) Executive’s substantiated misappropriation of the Corporation’s assets or substantiated perpetration of fraud against or proven dishonesty in dealings with the Corporation; (ii) Executive’s guilty plea or conviction in a court of law of any crime or offense involving willful misappropriation of money or other property or any other crime which constitutes a felony, in each case whether or not involving the Corporation; (iii) Executive’s willful misconduct; (iv) Executive’s habitual drunkenness or habitual use of illegal substances; (v) Executive’s failure to cooperate with a governmental or regulatory investigation concerning the Corporation or Executive; (vi) Executive’s behavior which is materially detrimental to the Corporation’s reputation; (vii) Executive’s termination of his employment, except for Good Reason; (viii) Executive’s disobedience of a material directive from the Corporation’s Executive Chairman or Hi-Tech’s Board of Directors or Executive’s willful refusal to follow, or reckless disregard of, the policies and directives of the Corporation; or (ix) Executive’s material breach of his responsibilities under this Agreement, which material breach is not cured within five (5) calendar days after notice thereof by the Corporation.

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5.5.            Discretionary Termination; Termination for Good Reason.

(a)                As used herein, the term “Discretionary Termination” shall mean the termination by the Corporation of this Agreement and Executive’s employment hereunder upon the giving to Executive of six (6) months’ prior written notice by the Corporation; provided however, that a Discretionary Termination shall not include a termination by the Corporation For Cause and/or as a result of Executive’s death or Total Disability or as a result of a Change in Control.

(b)               Executive may terminate this Agreement, upon notice to the Corporation, for Good Reason, which Good Reason is not remedied by the Corporation within five (5) calendar days after notice thereof by Executive. Good Reason shall include any of the following, (i) any assignment of Executive’s duties inconsistent with Executive’s position of President and Chief Executive Officer or which constitutes a significant reduction in authority, responsibilities, or status; (ii) any demotion, including, but not limited to reporting to an individual who is not Hi-Tech’s Vice-Chairman, CEO, or Board of Directors or Corporation’s Executive Chairman; (iii) any attempted reduction in Executive’s base salary, or other benefit plans available to executive officers of the Corporation, or the level, amount or value of any accrued benefit; or (iv) any attempted reduction of Executive’s bonus or stock option grants which are inconsistent with the provisions of this Agreement.

(c)                If Executive’s employment is terminated during the term of this Agreement by the Corporation as a result of a Discretionary Termination or by Executive as a result of Good Reason, then the Corporation shall pay to Executive after such termination, severance payments (“Severance”) equal to (i) the greater of (A) six (6) months of Executive’s Salary for the year in which the Discretionary Termination or termination for Good Reason occurs or (B) Executive’s Salary for the balance of the term of the Agreement, plus (ii) a pro-rated portion of the bonus Executive would otherwise be due under Section 4.2(a) or 4.2(b) hereof for the year of the Discretionary Termination or termination for Good Reason. The Severance shall be payable weekly less such deductions as shall be required to be withheld by applicable law and regulations and the bonus shall be payable on the anniversary of the date such bonus was paid in the prior year. In addition, the Corporation will continue to keep in effect all health insurance and welfare benefits for a period of the lesser of (i) the balance of the term of this Agreement or (ii) until Executive obtains similar benefits from a new employer.

Section 6.                Confidential Information; Restrictive Covenants.

6.1.           Disclosure. Executive hereby acknowledges that the principal business of Hi-Tech and the Corporation is the marketing and distribution of generic and branded pharmaceutical products and such other businesses as the Corporation may conduct from time to time (the “Business”). Executive acknowledges that he will acquire confidential information concerning Hi-Tech, the Corporation, the Business, its products, product development, formulas, research and development, know-how, names and contact information of Hi-Tech’s and the Corporation’s customers, suppliers, contract manufacturers, and vendors, and Hi-Tech and the Corporation’s current and future business plans and that, among other things, his knowledge of the Business will be enhanced through his employment by the Corporation. Executive acknowledges that such information is of great value to Hi-Tech and the Corporation, is the sole property of Hi-Tech and the Corporation, and has been and will be acquired by him in confidence.

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6.2.           Confidentiality. In consideration of the obligations undertaken by the Corporation herein, Executive will not, at any time during or after the term of Executive’s employment with the Corporation, directly or indirectly, use for Executive’s own benefit or any other party’s benefit, or reveal, divulge or make known to any person, any information which is treated as confidential by Hi-Tech or the Corporation and not otherwise in the public domain. Confidential information shall not include information which was previously known by Executive, information which was given to Executive by any third party under no obligation of confidentiality, or information which Executive is required to disclose as a result of a governmental investigation or by a court order. Executive agrees that all materials or copies thereof containing confidential information of the Corporation in Executive’s custody or possession will not, at any time, be removed from the Corporation’s premises without the prior written consent of the Corporation’s Executive Chairman or Hi-Tech’s Chief Executive Officer or Chief Financial Officer and shall be delivered to the Corporation upon the earlier of (i) a request by the Corporation or (ii) the termination of Executive’s employment with the Corporation. After such delivery, Executive shall not retain any such materials or copies thereof.

6.3.           Restrictive Covenants. Executive recognizes that the services to be performed by him hereunder are special, unique and extraordinary. The parties confirm that it is reasonably necessary for the protection of the Corporation that Executive agrees, and, accordingly, Executive does hereby agree, that he will not, either on Executive’s own behalf or as an officer, director, stockholder, partner, principal, consultant, associate, employee, owner, agent, creditor, independent contractor, or co-venturer of any third party or in any other relationship or capacity, directly or indirectly, at any time during his employment and for the Restricted Period (as defined below):

(a)                engage in the development of products competitive with the products marketed, under development or planned for development by Hi-Tech or the Corporation at the time of the termination or expiration of employment;

(b)               employ or engage, or cause to authorize, directly or indirectly, to be employed or engaged, for or on behalf of himself or any third party, any employee, representative or agent of Hi-Tech or the Corporation; or

(c)                solicit, directly or indirectly, on behalf of himself or a third party, any supplier, vendor or contract manufacturer of Hi-Tech or the Corporation and its affiliates.

6.4.           Restricted Period. “Restricted Period” shall mean the term following Executive’s employment to last for as long as Executive receives Severance or his regular Salary and benefits from the Corporation.

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6.5.          Modification of Restrictions. If any of the restrictions contained in this Section 6 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then after such restrictions have been reduced so as to be enforceable, in its reduced form this Section shall then be enforceable in the manner contemplated hereby.

Section 7.               Work for Hire.

7.1.            Executive agrees to make full and prompt disclosure to the Corporation of all inventions, improvements, discoveries, methods, developments, formulas, computer software (and programs and code) and works of authorship, whether or not patentable or copyrightable, which were or are created, made, conceived or reduced to practice by Executive or under Executive’s direction or jointly with others during Executive’s employment by the Corporation, whether or not during normal working hours or on the premises of the Corporation (all of which are collectively referred to in this Agreement as “Developments”).

7.2.            Executive agrees to assign and, by executing this Agreement, Executive does hereby assign, to the Corporation (or to any person or entity designated by the Corporation) all of Executive’s rights, titles and interests, if any, in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this Section 7.2 shall not apply to Developments (i) which do not relate to the present or planned business or research and development of the Corporation and (ii) which are made and conceived by Executive: (A) at a time other than during normal working hours, (B) not on the Corporation’s premises and (C) not using the Corporation’s tools, devices, equipment or proprietary information. Executive understands that to the extent that the terms of this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employment agreement to assign certain classes of inventions made by an employee, this Section 7 shall be interpreted not to apply to any invention which a court rules and/or the Corporation agrees falls within such class or classes. Executive also agrees to waive all claims to moral and/or equitable rights in any Developments.

7.3.            Executive agrees to cooperate fully with the Corporation, both during and after Executive’s employment with the Corporation, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. Executive agrees that he will sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Corporation may deem necessary or desirable in order to protect its rights and interests in any Development. Executive further agrees that if the Corporation is unable, after reasonable effort, to secure Executive’s signature on any such papers, any executive officer of the Corporation shall be entitled to execute any such papers as Executive’s agent and attorney-in-fact, and Executive hereby irrevocably designates and appoints each executive officer of the Corporation as Executive’s agent and attorney-in-fact to execute any such papers on Executive’s behalf, and to take any and all actions as the Corporation may deem necessary or desirable, in order to protect its rights and interests in any Development, under the conditions described in this sentence.

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Section 8.                Conflicts of Interest; Insider Trading.

8.1.           PediatRx, Inc. Executive shall be required to resign any and all positions Executive holds with PediatRx, Inc. or any other entity other than the Corporation (except that positions consented to by the Corporation and voluntary unpaid positions with community, religious or industry organizations shall be permitted), and Executive shall not be permitted to render any additional services to PediatRx, Inc, except that Executive shall be permitted to render services for not more than 10 hours per week; provided that such services do not conflict with his obligations to the Corporation hereunder, and provided, further that Executive shall be permitted to render such services as is required by law. Notwithstanding the foregoing, Executive shall be permitted to retain any PediatRx, Inc. stock, options or other equity that Executive currently holds. Further, Executive shall disclose to the Corporation any other positions or ownership positions that he holds which may reasonably be perceived as a conflict with his position with the Corporation.

8.2.           Conflicts of Interest. Further, in order to avoid actual or apparent conflicts of interest, except with the Corporation’s consent, Executive shall not have any direct or indirect ownership or financial interest in any company, person or entity which is: (i) a service provider to, or vendor of, Hi-Tech or the Corporation; (ii) a customer of Hi-Tech or the Corporation; or (iii) a competitor of Hi-Tech or the Corporation. Executive shall not be deemed to have any direct or indirect ownership or financial interest for any such interest that does not exceed two (2%) percent of the issued and outstanding voting securities of any class of any corporation whose voting capital stock is traded on a national securities exchange or in the over-the-counter market.

8.3.           General Requirements. Executive shall observe such lawful policies of the Corporation as may from time to time apply.

8.4.           Insider Trading. Considering that Hi-Tech is a publicly-traded corporation, Executive hereby agrees that Executive shall comply with Hi-Tech’s Insider Trading Policy and any and all federal and state securities laws, including but not limited to those that relate to non-disclosure of information, insider trading and individual reporting requirements and shall specifically abstain from discussing the non-public aspects of Hi-Tech or the Corporation’s business affairs with any individual or group of individuals (e.g., Internet chat rooms) who does not have a business need to know such information for the benefit of Hi-Tech or the Corporation. Executive hereby agrees to immediately notify Hi-Tech’s Compliance Officer in accordance with Hi-Tech’s Insider Trading Policy prior to Executive’s acquisition or disposition of Hi-Tech’s securities.

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Section 9.                Indemnification.

9.1.           Indemnification. The Corporation hereby agrees to indemnify and hold harmless Executive to the fullest extent permitted by the Corporation’s Certificate of Incorporation, By-Laws, the Delaware General Corporation Law or any other applicable law, as any or all may be amended from time to time. Such reimbursements shall include but not be limited to Executive’s reasonable and necessary out of pocket expenses including attorneys and expert fees, losses, judgments, claims, and settlement payments and any other such costs and expenses.

9.2.           Undertaking. To the extent that the Corporation advances payment for any fees or expenses to Executive pursuant to this Section 9, such advance shall be accompanied by a written undertaking by Executive to repay such amounts if it shall be ultimately determined by a court of competent jurisdiction in a final disposition, that Executive (i) is not entitled to be indemnified by the Corporation or (ii) that the amount advanced exceeded the indemnification to which he is entitled, in which case the amount of such excess shall be repaid to the Corporation.

9.3.           Notice. As a condition precedent to his right to be indemnified hereunder, Executive shall give the Corporation notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement.

9.4.           Cooperation. Executive shall fully cooperate with the Corporation in connection with any matter, which results in the assertion of a claim by Executive for indemnification hereunder. The Corporation shall be entitled at its own expense to participate in the defense of any proceeding, claim or action, or, if it shall elect, to assume such defense, in which event such defense shall be conducted by counsel chosen by the Corporation, subject to the consent of Executive, which consent shall not be unreasonably withheld or delayed.

9.5.           Exceptions. The Corporation shall not be liable under this Agreement to make any payment in connection with any claim:

(a)                For which payment is actually made to Executive under valid and collectable insurance policies, the premiums of which are paid by the Corporation or any of its affiliates, except in respect of any deductible and excess beyond the amount of payment under such insurance;

(b)               For which Executive is indemnified by the Corporation otherwise than pursuant to this Agreement, provided such amount has previously been paid to Executive;

(c)                Brought about or contributed to by the dishonesty of Executive;

(d)               For which Executive fails to cooperate in a criminal or civil investigation involving the claim; and

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(e)                By Executive who acts as a plaintiff suing the Corporation, its affiliates or directors, officers or shareholders of the Corporation or its affiliates, except with regard to Executive’s successful enforcement of Section 9.1 hereof.

9.6.           Survival. The obligations of the Corporation hereunder will survive (i) any actual or purported termination of this Agreement by the Corporation or its successors or assigns, whether by operation of law or otherwise, (ii) any change in the Corporation’s Certificates of Incorporation or By-laws, and (iii) termination of Executive’s services to the Corporation or its affiliates (whether such services were terminated by the Corporation, such affiliate or Executive), if such claim arises as a result of an occurrence prior to the termination of this Agreement, whether or not a claim is made or an action or proceeding is threatened or commenced before or after the actual or purported termination of this Agreement, change in the Corporation’s Certificate of Incorporation or By-laws, or termination of Executive’s services.

Section 10.            Change in Control.

10.1.       Payment on Change in Control Termination. The Corporation will provide or cause to be provided to Executive the rights and benefits described below if, during the term of this Agreement, within the six (6) month period following a Change in Control, (x) Executive terminates his employment for Good Reason, or (y) the Corporation or its successor terminates Executive’s employment (“Change in Control Termination”); provided however, that a Change in Control Termination shall not include a termination For Cause or a termination as a result of Executive’s death or Total Disability. In the event of a Change in Control Termination during the Term of this Agreement as a result of a Change in Control occurring on or prior to April 30, 2014, the Corporation shall pay or cause its successor to pay to Executive, in cash, in a lump sum within thirty (30) days after the Change in Control Termination, an amount equal to one and a half (1.5) times Executive’s base compensation which equals the sum of the following: (i) Executive’s annual Salary on the day preceding the Change in Control Termination, plus (ii) an amount equal to the aggregate bonus received by Executive for the year immediately preceding the Change in Control Termination. In the event of a Change in Control Termination during the Term of this Agreement as a result of a Change in Control occurring after April 30, 2014, the Corporation shall pay or cause its successor to pay to Executive, in cash, in a lump sum within thirty (30) days after the Change in Control Termination, an amount equal to two (2) times Executive’s base compensation which equals the sum of the following: (i) Executive’s annual Salary on the day preceding the Change in Control Termination, plus (ii) an amount equal to the aggregate bonus received by Executive for the year immediately preceding the Change in Control Termination. In addition, following a Change in Control Termination, at no cost to Executive, the Corporation shall maintain for Executive and Executive’s dependents, all health, insurance and welfare benefits for the lesser of one year or until Executive and his dependents are eligible for similar health, insurance and welfare benefits from Executive’s new employer.

10.2.       Change in Control Defined. A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events;

(a)                Acquisition of Stock by Third Party. Any Person (as hereinafter defined) is or becomes the Beneficial Owner (as hereinafter defined), directly or indirectly, of securities of the Corporation representing forty (40%) percent or more of the combined voting power of the Corporation’s then outstanding securities and such Person initiates actions to cause the Corporation to enter into a transaction or series of transactions with such Person or a third party without the prior consent or request of the Board of Directors;

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(b)               Change in Board of Directors. The date when Continuing Directors cease to be a majority of the Directors then in office, it being understood that it shall not be deemed a Change in Control as long as the majority of the Directors were nominated by the Continuing Directors;

(c)                Corporate Transactions. The effective date of a merger or consolidation of the Corporation with any other entity where the Corporation is not the surviving entity, and the surviving entity has the power to elect at least a majority of the board of directors or other governing body of such surviving entity; and

(d)               Liquidation. The approval by the shareholders of the Corporation of a complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets.

(e)                Certain Definitions. For purposes of this Section 10, the following terms shall have the following meanings:

(i)                 “Person” shall have the meaning as set forth in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”); provided, however, that Person shall exclude (i) the Corporation, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, (iii) any corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, and (iv) any members of the Seltzer family, including affiliates, trusts and foundations for the benefit of Seltzer family members.

(ii)               “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act.

(iii)             “Continuing Directors” as used in this Agreement shall mean the persons who constitute the Board of Directors of the Corporation on the date hereof together with their successors whose nominations were approved by a majority of the then Continuing Directors.

Section 11.            Miscellaneous.

11.1.       Section 409A. The parties intend for the payments and benefits under this Agreement to be exempt from Section 409A of the Internal Revenue Code ("Section 409A") or, if not so exempt, to be paid or provided in a manner which complies with the requirements of such section, and intend that this Agreement shall be construed and administered in accordance with such intention. Any payments that qualify for the “short-term deferral” exception or another exception under Section 409A shall be paid under the applicable exception. For purposes of the limitations on nonqualified deferred compensation under Section 409A, each payment of compensation under this Agreement shall be treated as a separate payment of compensation. All in-kind benefits, reimbursements, and tax-gross-ups (if any) to be provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirements that (x) the amount of expenses eligible for reimbursement, or in kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in kind benefits to be provided, in any other calendar year, (y) the reimbursement of an eligible expense or payment of a tax gross-up will be made no later than the last day of the calendar year following the year in which the expense is incurred or the tax is remitted to the taxing authority, and (z) the right to reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, (i) no amounts payable under this Agreement to the Executive on termination of employment shall be paid until the Executive would be considered to have incurred a separation from service from the Corporation within the meaning of Section 409A and (ii) amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement during the Applicable Period (as defined below) shall instead be paid on the first business day after the expiration of the Applicable Period, with interest from the date such amounts would otherwise have been paid at the short-term applicable federal rate, compounded semi-annually, as determined under Section 1274 of the Internal Revenue Code of 1986, as amended, for the month in which payment would have been made but for the delay in payment required to avoid the imposition of an additional rate of tax on the Executive under Section 409A. The "Applicable Period" shall be the period commencing on the Executive's separation from service and ending on the date that is six months following the Executive's separation from service.

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11.2.        Survival. The provisions of Sections 6.1, 6.2, 6.4, 7, 8, 9, 10 and 11 shall indefinitely survive Executive’s employment with the Corporation. The provisions of Section 6.3 shall survive for the Restricted Period, as defined therein.

11.3.        Injunctive Relief. Executive agrees that any breach or threatened breach by him of Sections 6, 7 or 8 of this Agreement shall entitle the Corporation, in addition to all other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach without proving actual damage or posting a bond or other security. The parties understand and intend that each restriction agreed to by Executive herein shall be construed as separable and divisible from every other restriction, that the unenforceability of any restriction shall not limit the enforceability, in whole or in part, of any other restriction, and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more restrictive than permitted by law in the jurisdiction in which the Corporation seeks enforcement thereof, such restriction shall be limited to the extent permitted by law.

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11.4.        Impact of Restatement of Financial Statements Upon Previous Awards. If any of Hi-Tech or the Corporation’s financial statements are required to be restated, resulting from errors, omissions, or fraud, the Corporation may (in its sole discretion, but acting in good faith) recover all or a portion of any performance bonus paid to Executive with respect to any fiscal year of the Corporation the financial results of which are negatively affected by such restatement. The amount to be recovered from Executive shall be the amount by which the affected bonus exceeded the amount that would have been payable to Executive had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire award) that the Corporation shall determine. The Compensation Committee of the Corporation shall determine whether the Corporation shall effect any such recovery (i) by seeking repayment from Executive; (ii) by reducing (subject to applicable law and the terms and conditions of the applicable agreement, plan, program or arrangement) the amount that would otherwise be payable to Executive; (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Corporation’s otherwise applicable compensation practices; or (iv) by any combination of the foregoing. This Section shall survive the termination of this Agreement.

11.5.        Entire Agreement. The terms of that certain consulting agreement between the Corporation and Phys Pharma LLC is hereby terminated. This Agreement constitutes and embodies the entire and complete understanding and agreement of the parties with respect to Executives’ employment by the Corporation, supersedes all prior understandings and agreements, if any, whether oral or written, between Executive and the Corporation and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. An e-mail intending to amend or modify this Agreement shall not be binding on the parties. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.

11.6.        Assignment; Binding Effect. Executive may not assign or delegate any of his or duties under this Agreement. This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors and permitted assigns.

11.7.        Captions. The captions contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

11.8.        Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by fax or certified, mail, postage prepaid, to the party at the address set forth above or to such other address as either party may hereafter give notice of in accordance with the provisions hereof.

11.9.        Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of New York applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws thereof. Except in respect of any action commenced by a third party in another jurisdiction, the parties hereto agree that any legal suit, action, or proceeding against them arising out of or relating to this Agreement may be brought in the United States Federal Courts in the State of New York or the state courts, in the State of New York. The parties hereto hereby accept the jurisdictions of such courts for the purpose of any such action or proceeding, and agree that venue for any action or proceeding brought in the State of New York shall lie in the United States Federal Courts in the Eastern District or any state court located in Nassau County, New York, as the case may be. By its execution hereof, the parties hereby irrevocably waive any objection and any right of immunity on the ground of venue, the convenience of the forum or the jurisdiction of such courts or from the execution of judgments resulting therefrom. The parties hereby irrevocably accept and submit to the jurisdiction of the aforesaid courts in any such suit, action or proceeding.

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11.10.    Waiver of Jury Trial. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

11.11.    Counterparts. This Agreement may be executed and delivered in counterparts, including by facsimile transmission or portable document format (“.pdf”), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

ECR PHARMACEUTICALS CO., INC.

/s/ Reuben Seltzer	/s/ Cameron Durrant
By: Reuben Seltzer, Executive Chairman	CAMERON DURRANT
Dated: March 11, 2013	Dated: March 5, 2013

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